UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

PSYCHEMEDICS CORPORATION

(exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13738	58-1701987
(Commission File Number)	(I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts	01720
(Address of principal executive offices)	(Zip Code)

(978) 206-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 7, 2017, Psychemedics Corporation (the “Company”) amended its equipment financing arrangement with Banc of America Leasing & Capital, LLC (the “Lender”), including its Master Loan and Security Agreement and related documentation (collectively the “Equipment Loan Arrangement”) pursuant to which the amount Company has the ability to finance, at its option, was increased by $4.0 Million of new and used equipment purchases, and the term of the loan facility was extended until November 1, 2018. Each such purchase that is financed under the Equipment Loan Arrangement is documented by the execution of an equipment note (each an “Equipment Note”). Each Equipment Note has a maturity date of 60 months from the applicable loan date, and shall bear interest at the then current 30-day LIBOR rate + 1.75% (which would amount to an annual rate of 2.99% as of the date of filing of this report), or at such rate as the parties may otherwise mutually agree. Principal and interest are payable over the 60-month repayment period and principal can be repaid without premium or penalty under any Equipment Note unless it is a fixed rate loan. Borrowings under the Equipment Loan Arrangement, as amended, are secured by a first priority security interest in the equipment to be acquired with the proceeds of the Equipment Notes. Under the Equipment Loan Arrangement, the Company is subject to a maximum quarterly funded debt to EBITDA ratio and a minimum fixed charge coverage ratio. On November 10, 2017, the Company executed an Equipment Note in the principal amount of $2,078,470.86. The due date under the Equipment Note is November 10, 2022. A description of the original Equipment Loan Arrangement is provided under the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2014, and a copy of the documentation evidencing the Equipment Loan Arrangement was included as Exhibits 10.2 and 10.3 to the Company’s Quarterly Report on Form 10-Q for the First Quarter of 2014 filed on May 1, 2014. The equipment financing arrangement was amended on September 15, 2015 as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2015 and a copy of the documentation evidencing the amendment to the Equipment Loan Arrangement was included as Exhibits 10.4 to the Company’s Quarterly Report on Form 10-Q for the Third Quarter of 2015 filed on October 29, 2015. The total outstanding balance on all notes as of this filing is $3,502,541, with $1,921,530 available for borrowing.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: November 13, 2017

	By:	/s/ Neil L. Lerner
Neil L. Lerner,
Vice President - Finance